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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the registration of 1,000,000 shares of Class A Common Stock under the 1999 Stock Incentive Plan of our report dated March 15, 2000 with respect to the consolidated financial statements and schedule of Salem Communications Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP


ERNST & YOUNG LLP
Woodland Hills, California
June 28, 2000